Gentor Resources, Inc.

PRESS RELEASE

Gentor Resources and Al Fairuz Mining Further Extend their VMS Deposits at Mahab 4 and Maqail South in Northern Oman

Results include massive sulphide intersections of 54.19 metres grading 4.97% Cu, 0.19g/t Au, 0.85% Zn and 9.63g/t Ag from 44.42 metres down hole at Mahab 4, and 13.60 metres grading 3.22% Cu, 0.08 g/t Au, 0.02% Zn and 0.76 g/t Ag from 43.86 metres depth at Maqail South

Toronto, Canada - July 5, 2011 - Gentor Resources, Inc. (“Gentor” or the “Company”) (OTCQB - “GNTO”) and its Omani partner Al Fairuz Mining Company LLC are pleased to announce further impressive results from the Company's second stage drilling program in Block 5 of the Sohar copper mining region of northern Oman.

Drilling continued with two to three rigs at the Company’s Mahab 4 and Maqail South prospects.  Several massive sulphide intersections were achieved in these holes, effectively extending the northern strike and dip extensions of the earlier massive sulphide discoveries at both prospects.

Strongly positive assay results have been received for drill hole GRB5D035 at the northern end of the Mahab 4 deposit.

Further massive sulphide was intercepted in two drill holes on the Maqail South prospect, with the best intercept returned from GRB5D031.

Locality plans of the prospect areas and reported drill holes on sections are found accompanying this press release on the Company’s web site: http://www.gentorresources.com/s/NewsReleases.asp?ReportID=465469

Gentor’s President and CEO Dr. Peter Ruxton commented: “The outstanding result in GRB5D035 and the thicker mineralisation in GRB5D031 provide confidence that these high-grade deposits are potentially a mineable proposition and will spur on-going exploration towards new discoveries.”

Results from the main massive sulphide intercepts include:

•

GRB5D035 intersecting 54.19 metres grading 4.97% Cu, 0.19g/t Au, 0.85% Zn and 9.63g/t Ag from 44.42 metres down hole, including 26.81 metres grading 7.03% Cu, 0.29 g/t Au, 1.38% Zn and 14.43 g/t Ag from 76.23 metres depth.

•

GRB5D031 intersecting 13.6 metres grading 3.22% Cu, 0.08 g/t Au, 0.02% Zn and 0.76 g/t Ag from 43.86 metres down hole.

Table 1.  Assay Summary for GRB5D035 at Mahab 4 and GRB5D031, GRB5D036 at Maqail South

Mahab 4 & Maqail South Results Summary
Hole No.	From	To	Intercept	Minerlaisation	Copper	Gold	Zinc	Silver
Mahab 4	m	m	m		%	g\t	%	g/t
GRB5D035	44.42	98.61	54.19	MS+SMS+QVS	4.97	0.19	0.85	9.63
incl	49.42	76.23	26.81	MS	7.03	0.29	1.38	14.43

Maqail South
GRB5D031	43.86	57.46	13.60	MS	3.22	0.08	0.02	0.76
incl:	50.00	54.54	4.54	MS	7.40	0.12	0.02	1.52

GRB5D036	22.00	27.00	5.00	SMS/QVS	1.14	0.10	0.03	2.00

CODES (Umber-Fe sediment, Jasper, MS = Massive Sulphide, SMS = Semi-massive Sulphide, QVS = Quartz Vein Stringer)

Table 2 - Core holes completed at Mahab 4 and Maqail South - April/May/June 2011

Mahab 4 & Maqail South Recent Drill Summary
Hole	Project	Dip	Azi	Length (m)
GRB5DO35	Mahab 4	60	255	130.40
GRB5DO39	Mahab 4	70	255	122.25
GRB5DO41	Mahab 4	60	255	108.25
GRB5DO42	Mahab 4	55	075	170.10
GRB5DO45	Mahab 4	60	255	143.19
GRB5DO47	Mahab 4	50	255	138.15
GRB5DO27	Maqail South	65	310	75.35
GRB5DO31	Maqail South	80	310	96.70
GRB5DO34	Maqail South	60	330	80.10
GRB5DO36	Maqail South	85	310	47.05
GRB5DO37	Maqail South	70	310	99.35
GRB5DO40	Maqail South	80	325	96.05

 MAHAB 4 DRILL RESULTS

To date Gentor has drilled 20 diamond drill holes at Mahab 4 for a total of 2,744.31 metres drilled.  This press release focuses on the northern two sections of the deposit and reports assay results from hole GRB5D035.

Section 4 - GRB5D035, 039, 042 & 047

GRB5D035 was drilled off the northern end of the defined VTEM conductor and intersected a major seafloor mound massive sulphide to semi-massive sulphide intersection of 54.19m from 44.42 to 98.61m grading 4.97% Cu, 0.19g/t Au, 0.85% Zn and 9.63g/t Ag.  The Cu grade is reasonably homogeneous within this thick proximal massive sulphide wedge but is slightly elevated in the central zone.  Important intervals include:

•

An upper faulted massive sulphide lens of 2.58m grading 5.85% Cu, 0.24 g/t Au, 0.45% Zn from 4.42m

•

A central massive sulphide mound of 26.81m grading 7.03% Cu, 0.29 g/t Au, 1.38% Zn and 14.43 g/t Ag from 49.42m to 76.23m, and

•

A lower 19.29m of massive sulphide to sub seafloor semi-massive sulphide grading 3.35% Cu, 0.09 g/t Au, 0.4% Zn and 3.7 g/t Ag from 76.23m to 98.61m.

The massive sulphide zone contains a number of barren basalt dykes and sills with a cumulative thickness of 6.76m, but is generally coherent comprising early pyritic breccia with subsequent infill by chalcopyrite and sphalerite.

At depth the massive sulphide peters out into a pyrite and progressively more weakly mineralized footwall stringer zone down to 111m.

GRB5D039 was a step-back hole on the same section which drilled under the massive sulphide wedge.  No mineralisation was intersected and no samples were taken for assay.

GRB5D042 was designed as a scissor hole, sited at the top of the footwall ridge and drilled east to confirm the western boundary of the massive sulphide wedge, to give a better idea of thickness and determine the nature of the eastern deposit boundary.  This hole intersected more than 20m of massive sulphide.  Assay results are awaited.

GRB5D047 was drilled behind GRB5D035 and close to GRB5D039, but at a shallower angle, with the main purpose of defining the eastern limit of the massive sulphide wedge.  This drill hole determined that the massive sulphide is truncated by a steep fault on its eastern margin.  Otherwise the massive sulphide intersected was similar to GRB5D035.  Assay results are awaited.

Section 5 - GRB5D041 & 045

GRB5D041 and GRB5D045 were drilled on Section 5, some 50m to the north of the significant intercepts on Section 4.  In both these holes the sequence is disrupted by several broad fault zones and massive dolerite in the hanging wall sequence that displaces the V1-2/V1-1 contact position - in these two holes marked by a 20cm umber rather than massive sulphide - to 130 metres. No mineralisation was intersected but it is possible the deposit continues as a faulted extension at depth or to the west.

Further drilling is in progress and planned to the north and south of the Mahab 4 deposit.

MAQAIL SOUTH DRILL RESULTS

Further to the encouraging drill results reported in the Press Release of January 6, 2011, Gentor has conducted follow-up drilling at the Maqail South discovery in Block 5.  Early drilling established the presence of a proximal massive sulphide mound developed close to an important cross structure.  To date a total of 13 diamond drill holes for 1,380.10m have been drilled at Maqail South.

GRB5D027 was drilled up-dip of the known massive sulphide lens on the same section, but only recorded a weak barren umber at the exhalative position and no footwall stringer mineralisation.

GRB5D031 was sited to test the northern strike continuation of the known massive sulphide mound, some 50m to the north of the discovery section.  The sulphide mound was intersected yielding 13.6 metres of massive sulphide grading 3.22% Cu, 0.08 g/t Au, 0.02% Zn and 0.76 g/t Ag from 43.86 metres.  This includes a small upper massive sulphide and 11.4m of copper-rich massive sulphide with some magnetite between 46.08m and 57.46m and stronger Cu grades towards the base, assaying 4.54 metres at 7.40% Cu, 0.12 g/t Au, 0.02% Zn and 1.52 g/t Ag from 50 metres.

GRB5D034 & 036 tested the down dip extensions to the east and west but intersected magnetite-rich umbers and jasper at the sea floor position and a weak stringer zone underneath.

GRB5D037 & 040 were drilled approximately 50m to the north on Section 8 and intersected strongly altered footwall rocks with minor mineralisation but no massive sulphide.

Further drilling is planned at Maqail South.

Qualified Person

The exploration results disclosed in this press release have been reviewed, verified (including sampling, analytical and test data) and compiled by Dr. Peter Ruxton who is a Member of the Institute of Materials, Minerals and Mining (I.M.M.M.), the Company’s President and Chief Executive Officer and a “qualified person” (as such term is defined in Canadian National Instrument 43-101 as promulgated by the Canadian Securities Administrators).

Drill cores for assaying were taken from varying intervals based on geological interpretation and cut with a diamond saw, with one-half of the core placed in sealed bags and sent for sample preparation in Muscat, Oman. The core samples were then crushed to -2mm, split and pulverized down to 90% passing 75 microns. Approximately 150 grams of pulverized sample were then shipped to the ALS Laboratory (which is independent of the Company) in Romania where samples were analyzed for base metals via XRF techniques and gold via fire assay using a 50g charge. As part of the Company’s QA/QC procedures, which adhere to international recognized standards, duplicates, blanks and standards were inserted into sample batches.

About Gentor

Gentor is a mineral exploration company whose projects include copper and gold properties in the Sultanate of Oman and a molybdenum-tungsten-silver property in East Central Idaho, U.S.  The Company’s strategy is to create shareholder value by developing highly prospective mineral properties around the globe, with current focus in the Sultanate of Oman.  In Oman, Gentor is partnered with Al Fairuz Mining Company LLC on its Block 5 exploration tenement and Al Zuhra Mining Company LLC on Block 6.

Cautionary Notes

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical fact, that address potential future production, resource and reserve potential, exploration drilling activities and events or developments that the Company expects to occur, are forward-looking statements. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “understands”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and any information concerning potential mineral resources may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions.

The United States Securities and Exchange Commission (the “SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. U.S. investors are cautioned not to assume that any disclosure of mineralization contained in this press release is economically or legally mineable. U.S. investors are urged to closely consider all of the disclosures in the Company’s reports filed pursuant to the Securities Exchange Act of 1934 which may be secured from the Company, or from the SEC’s website at http://www.sec.gov/edgar.html.

For further information, please visit our website at www.gentorresources.com, or contact: Dr. Peter Ruxton, President & CEO, United Kingdom Tel: + 44 (0) 7786 111103; or Arnold T. Kondrat, Executive Vice President, Toronto, Ontario, Tel: (416) 366 2221 or 1 (800) 714 7938.